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                                                                    EXHIBIT 10.5
CONFIDENTIAL                                                      EXECUTION COPY
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT entered into and effective as of January 2, 1998, among RUUD LIGHTING, INC., a Wisconsin corporation ("RLI" or "EMPLOYER"), ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation ("ADLT"), and ALAN J. RUUD ("EMPLOYEE");

                                   WITNESSETH:

         WHEREAS, RLI and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

         WHEREAS, RLI and Employee desire to enter into an Employment Agreement as set forth herein below to ensure RLI and ADLT of the services of Employee as Vice Chairman of ADLT and Chief Executive Officer of RLI, and to set forth the rights and duties of the parties hereto,

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS. RLI and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties or ADLT relating to Employee's employment.

2.        EMPLOYMENT.

         (a) RLI hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of RLI and the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

         (c) During the term of this Employment Agreement, Employee shall not, without the prior written consent of RLI, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of RLI or any subsidiary or affiliate of RLI, including but not limited to ADLT; provided, however, that Employee may continue (i) to serve on the board of directors of companies to the extent such service and service on the ADLT Board of Directors is permitted by law, and (ii) to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice.


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3.   TERM AND POSITION.

         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of January 1, 1998 and shall continue for a term of three years from such date, subject, however, to the provisions of Section 6.

         (b) Employee shall serve as Vice Chairman of ADLT and as Chief Executive Officer of RLI, and in such offices or positions with ADLT and RLI as shall be agreed upon by Employee and the Board of Directors of RLI or the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

         (c) Employee shall promptly be appointed to a term on the ADLT Board of Directors expiring at the ADLT annual meeting in the year 2000 and be appointed Vice Chairman of ADLT and as a member of the Executive Committee of the ADLT Board of Directors.

         (d) The principal business office of Employee shall be in Racine, Wisconsin; provided, however, Employee maintains a residence and a business office in Florida, from which the Employee may perform his duties under this Agreement. Employee shall not be required to relocate without Employee's consent. Employee's travel expenses for travel to and from the Wisconsin and Florida offices shall be paid by RLI.

4.   COMPENSATION.

         (a) Subject to the provisions of this Employment Agreement, for all services which Employee may render to RLI or ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of One Hundred Eighty Five Thousand Dollars ($185,000) per annum for the first year of this Agreement, which shall be payable in equal, consecutive biweekly installments.

         (b) Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be entitled to salary increases from time to time as determined by the Compensation Committee of ADLT.

         (c) Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as determined by the Compensation Committee of ADLT.

5.   OTHER BENEFITS.

         During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executive officers of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be not less valuable to Employee than those benefits provided by Employer in the recent past, provided that, on or after January 1, 1999, any benefit reduction to executive officers of ADLT may be applied to Employee's non-vacation benefits.

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6.   TERMINATION AND FURTHER COMPENSATION.

         (a) The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of RLI or ADLT for cause at any time. For purposes hereof, the term "cause" shall mean:

                  (i) Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder; or

                  (ii) Employee's material breach of this Agreement, in whole or in part.

                  Any termination by reason of the foregoing shall not be in limitation of any other right or remedy RLI may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this
                  Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Agreement, Employee shall provide 30 days' prior written notice to RLI of such voluntary termination.

         (c) In the event that RLI terminates Employee's employment without "cause" (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then Employee shall be entitled to all salary and medical benefits for the remainder of the term of this Employment Agreement all upon the terms and as set forth herein. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this
                  Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Agreement by RLI or ADLT.

         (d) In the event of Employee's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

         (e) "Permanent disability" means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

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         (f)      In the event this Employment Agreement is terminated with
                  cause, before the end of the term, RLI may, in its sole discretion, notify Employee that RLI intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided RLI continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof.

7.   COVENANTS REGARDING NON-COMPETITION AND CONFIDENTIAL INFORMATION.

         (a)   Non-Competition.

                  (i) Recognizing that Employee will have been involved as an executive officer of RLI and ADLT and that RLI and its affiliates, including ADLT, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment, for any reason, he agrees that he will not, for a period of three years immediately following such termination, engage, in the United States or in any country where RLI, ADLT or any of their affiliates conducts business, either directly or indirectly on behalf of himself or on behalf of any employee, consultant, principal, substantial shareholder or investor, partner or officer of any corporation, in any business of the type and character or in competition with the business carried on by RLI, ADLT or their affiliates (as conducted on the date Employee ceases to be employed by RLI in any capacity).

                  (ii) Employee will not, for a period of three years immediately following the termination of his employment, either directly or indirectly or on behalf of another as an employee, agent, principal, partnership or other entity, recruit, hire or otherwise entice any employees of RLI, ADLT or their affiliates to leave the Employer.

                  (iii) Employee will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of RLI, ADLT or their affiliates, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of RLI, ADLT or any of their affiliates, it being acknowledged by Employee that all such information regarding the business of RLI, ADLT or their affiliates developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with RLI, ADLT or their affiliates is confidential information and RLI's, ADLT's or their affiliates' exclusive property. Employee's obligations under this Section 7(a)(iii) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by the Company, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of

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                  this Section 7, RLI shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit RLI's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by RLI or any of its affiliates including but not limited to ADLT.

         (c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.   RENEWAL.

         Not later than six (6) months prior to the termination of this Agreement, Employer shall be entitled to notify Employee whether it desires to renew this Employment Agreement with Employee for an additional period of three
(3) years, which notice, if given, shall contain the compensation and other benefits proposed to be paid and provided to Employee by Employer. For a period of thirty (30) days after receipt of such notice, Employee shall have the option to accept such offer of renewal or, in the alternative, shall be entitled to consult with Employer with respect to different compensation and/or benefits to be paid and provided to Employee by Employer during said renewal period of employment. If at the end of said thirty (30) day period Employee and Employer are unable to agree, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed to by the parties. In the event, however, that Employer does not, timely notify Employee of its desire to renew this Employment Agreement, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed upon by the parties.

9.   SEVERABLE PROVISIONS.

         The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.   ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Racine, State of Wisconsin, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 10 shall be construed so as to deny RLI the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.   NOTICES.

         (a) Each notice, request, demand or other communication ("NOTICE") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered


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                  or sent by U.S. certified mail, return receipt requested,
                  postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         (b) If a Notice is to RLI, then such Notice shall be addressed to Ruud Lighting, Inc., attention of the Board of Directors.

         (c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of RLI.

12.   WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.   MISCELLANEOUS.

         This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.   GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of Wisconsin.


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                  IN WITNESS WHEREOF, the parties have executed this Employment
Agreement on the day and year first set forth above.

WITNESS:                                    RUUD  LIGHTING,  INC.

By:   /s/ Donald Christl                    By:   /s/ Alan J. Ruud
      ----------------------------                ------------------------------
Name:                                       Name:
      ----------------------------                ------------------------------
                                            Its:
                                                  ------------------------------

WITNESS:                                    ADVANCED LIGHTING TECHNOLOGIES, INC.

By:   /s/ James S. Hogg                     By:   /s/ Wayne R. Hellman
      ----------------------------                ------------------------------
Name: James S. Hogg                         Name: Wayne R. Hellman
      ----------------------------                ------------------------------
                                            Its:  CEO
                                                  ------------------------------

WITNESS:

By:   /s/ Donald Christl                          /s/ Alan J. Ruud
      ----------------------------                ------------------------------
Name:                                             ALAN J. RUUD
      ----------------------------


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